SUB-ITEM 77Q1(a)


                         AIM INTERNATIONAL FUNDS, INC.

                            ARTICLES OF DISSOLUTION


         AIM International Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The name of the Corporation is as set forth above, and the address of the principal office of the Corporation is c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202.

         SECOND: The name and address of the resident agent of the Corporation in the State of Maryland, who shall serve for one year after dissolution and thereafter until the affairs of the Corporation are wound up are:

         The Corporation Trust Incorporated
         300 E. Lombard Street, Baltimore, Maryland 21202

         THIRD: The name and address of each director of the Corporation are as follows:

         Name                       Address
         ----                       -------
         Bob R. Baker               11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Frank S. Bayley            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         James T. Bunch             11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Bruce L. Crockett          11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Albert R. Dowden           11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Edward K. Dunn, Jr.        11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Jack M. Fields             11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Carl Frischling            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Robert H. Graham           11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Gerald J. Lewis            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Prema Mathai-Davis         11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173


         Lewis F. Pennock           11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Ruth H. Quigley            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Louis S. Sklar             11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Larry Soll                 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         Mark H. Williamson         11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173

         FOURTH: The name, title and address of each officer of the Corporation are as follows:

         Name and Title             Address
         ---- ---------             -------
         Robert H. Graham           11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
         Chairman & President

         Mark H. Williamson         11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
         Executive Vice President

         Kevin M. Carome            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
         Senior Vice President

         Gary T. Crum               11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
         Senior Vice President

         Robert G. Alley            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
         Vice President

         Stuart W. Coco             11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
         Vice President

         Melville B. Cox            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
         Vice President

         Edgar M. Larsen            11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
         Vice President

         Dana R. Sutton             11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173
         Vice President &
         Treasurer

         FIFTH: The dissolution of the Corporation has been approved in the manner and by the vote required by law and by the charter of the Corporation, as follows:

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
         The Corporation transferred all of its assets to AIM International Mutual Funds, a Delaware statutory trust (the "Trust"), pursuant to an Agreement and Plan of Reorganization dated as of July 30, 2003, by and between the Corporation and the Trust (the "Agreement and Plan of Reorganization"). The Agreement and Plan of Reorganization sets forth all of the terms and conditions of the transactions contemplated thereby, including the dissolution of the Corporation after the transfer of all of its assets to the Trust (the "Transaction").

         The Transaction was duly advised by the Corporation's Board of Directors, which, on July 30, 2003, adopted resolutions (a) approving and declaring the Transaction advisable on the terms and conditions set forth in the Agreement and Plan of Reorganization and (b) directing that the Agreement and Plan of Reorganization and the transactions thereby contemplated, including the dissolution of the Corporation, be submitted for approval at a meeting of the stockholders of the Corporation. Notice stating that the purpose of the meeting was, among other things, to approve the Agreement and Plan of Reorganization and the consummation of the transactions contemplated thereby, including the dissolution of the Corporation, was given as required by law and the charter and bylaws of the Corporation to all stockholders of the Corporation entitled to vote thereon, and the Agreement and Plan of Reorganization and the consummation of the transactions contemplated thereby, including the dissolution of the Corporation, was duly approved by the stockholders of the Corporation in the manner and by the vote required by its charter and bylaws and applicable law at said meeting of stockholders held on November __, 2003, by the affirmative vote of the holders on the record date for such meeting of not less than a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon. In addition, the dissolution of the Corporation and the filing of these Articles of Dissolution was explicitly authorized by unanimous written consent of the Corporation's Board of Directors dated November 6, 2003.

         SIXTH:  The Corporation has no known creditors.

         SEVENTH:  The Corporation is hereby dissolved.

         EIGHTH: The undersigned, the duly elected president of the Corporation, acknowledges these Articles of Dissolution to be the corporate act of the Corporation and further acknowledges that to the best of his or her knowledge, information and belief, that the matters and facts as set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

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



         IN WITNESS WHEREOF, the Corporation has caused these Articles of Dissolution to be executed on its behalf by its President and attested by its Assistant Secretary on this _28th___ day of November, 2003.


AIM INTERNATIONAL FUNDS, INC.               ATTEST:


By: /s/ Robert H. Graham                  By:  /s/ Kathleen J. Pflueger
  -----------------------                     ---------------------------------
         Robert H. Graham                          Kathleen J. Pflueger
         President                                 Assistant Secretary


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